MoneyLogix Group, Inc.
9000 Keele St., Unit 4
  Concord, Ontario,  L4K 0B3
  905-761-1400
  www.MoneyLogixGroup.com

OTC Symbol: MLXG
MONEYLOGIX GROUP, INC. ANNOUNCES APPOINTMENT OF
NEW MANAGEMENT TEAM & BOARD OF DIRECTORS

Concord, Ontario (May 14, 2009): MoneyLogix Group, Inc. is pleased to welcome its new Management Team and Board of Directors. Joining the management team are: Mike Knarr, President & CEO; Gary Cilevitz, CFO & Corporate Secretary; Adam Seanor, EVP, Business Development; and, Tom Copeland, EVP, Investments. In addition, Alex Haditaghi, CEO of Mortgagebrokers.com will be joining Mr. Knarr and Mr. Cilevitz on MoneyLogix’ Board of Directors and will be serving as Chairman of the Board of Directors of MoneyLogix.

Working out of MoneyLogix’ new offices in Concord, Ontario, the management team intends to apply its experience to MoneyLogix’ focus on creating value through timely acquisitions, investing in high-yielding value enhancement tactics and executing the best exit strategies for each unique investment property in Canada.

Alex Haditaghi, Chairman of the Board of Directors
Alex Haditaghi has been working in the mortgage industry since 1999 and has extensive experience in both residential and commercial mortgages. He has worked with some of the top financial institutions in the country and has developed solid relationships with leading private and institutional mortgage brokers and lenders.   Realizing a need for an online mortgage brokerage in Canada, Mr. Haditaghi formed Lending Tree Canada in 2000.  He served as CEO and President for five years until he founded MortgageBrokers.com in January 2005.

As Chairman of MoneyLogix, Mr. Haditaghi will be responsible for the business vision, expansion, resourcing and providing overall leadership.

Michael Knarr, President & Chief Executive Officer
Mr. Knarr has been working in the consumer finance sector in Canada in a variety of senior management positions with General Electric from 1995 to 2008.  In his last role at GE as COO of GE Money Trust Company, Mr. Knarr was central to the launch, growth and eventual wind-down of GE’s deposit-taking financial institution regulated under the Trust and Loan Companies Act, and was responsible for all operational elements of the trust company.  Mr. Knarr has a Bachelor of Honours Business Administration degree from Wilfrid Laurier University.

As President of MoneyLogix Inc., Mr. Knarr will be responsible for leading the company's strategic, operational and regulatory requirements to facilitate the company's growth plans.

Gary Cilevitz, CFO & Corporate Secretary
Mr. Cilevitz is a CA with 15 years experience in both Canadian and American accounting and auditing, with a focus in dynamic high growth public companies. Prior to MoneyLogix, Mr. Cilevitz held the position of CFO and Corporate Secretary at Richview Resources Inc., a TSX listed company. During his tenure at Richview Resources Inc, he managed all finance, accounting, disclosure and regulatory filings.  Fundraising activities included a German Fund Raise Prospectus, convertible loans and private placements.

As CFO and Corporate Secretary, Mr. Cilevitz will be responsible for all facets of the accounting and finance department, government filings, corporate governance, internal controls and strategic planning.

Tom Copeland, EVP, Investments
Prior to joining MoneyLogix, Mr. Copeland was the Vice President, Finance for Easton’s Group of Hotels where he was responsible for all aspects of the business including: finance, strategy, construction development, contract negotiation, administration and operations, as well as due diligence for both acquisition and divestiture.   During his 10 year tenure the company experienced double digit growth adding seven hotels and 1,200 rooms by 2008. Mr. Copeland holds an M.B.A. and B.Sc. from the University of Toronto.

As EVP, Investments, Mr. Copeland will be responsible for leading the company’s investment process including sourcing and analyzing opportunities as well as due diligence for acquisition and divestiture.

Adam Seanor, EVP, Business Development & Investor Relations
Prior to joining MoneyLogix, As an equity research analyst with Clarus Securities in Toronto, Mr. Seanor was responsible for coverage of TSX-listed, financial companies including banks, finance companies, trust companies and asset managers. Prior to that, Mr. Seanor was an equity research analyst at Blackmont Capital Inc. covering diversified financial services. Mr. Seanor was awarded the Chartered Financial Analyst (CFA) designation in 2003 and graduated with his MBA from the Schulich School of Business and a BA from University of Western Ontario.

As EVP, Business Development & Investor Relations, Mr. Seanor will support the CEO through the development and maintenance of the pitch book/offering documents and the Company’s marketing materials.

MoneyLogix would also like to advise investors that it filed its 10-Q for the period ending March 31, 2009 on May 14, 2009. Investors can view this filing at www.sec.gov.

About MoneyLogix Group, Inc.:
MoneyLogix Group Inc. is an early stage capital investment company focussed on opportunistic acquisitions in the real estate market.  The Company has offices in Concord, Ontario, Canada.  It is a publicly traded company and quoted on the Nasdaq OTC Bulletin Board (Symbol:  MLXG).

MoneyLogix’ New Contact Information:
MoneyLogix Group, Inc.
9000 Keele St., Unit 4
Concord, Ontario,  L4K 0B3
905-761-1400
www.MoneyLogixGroup.com
info@moneylogixgroup.com

For More Information:
Adam Seanor
(416) 258-5146

Safe Harbor and Caution Regarding Forward Looking Statements

Statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as 'Forward-Looking Statements' for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-Looking Statements may be identified by words including 'anticipate,' 'await,' 'envision,' 'foresee, ''aim at,' 'plans,' 'believe,' 'intends,' 'estimates,' 'expects' and 'projects' including without limitation, those relating to the company's future business prospects, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the Forward-Looking Statements. Please be aware that any opinions, estimates or forecasts regarding MoneyLogix Group, Inc.'s performance made by analysts are not endorsed by MoneyLogix Group Inc. and do not represent the opinions, estimates or forecasts of MoneyLogix Group, Inc. or its management. Readers are directed to the company's filings with the U.S. Securities and Exchange Commission for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations. www.sec.gov ..